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                                                                     Exhibit 4.1

                             SUPPLEMENTAL INDENTURE

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                      FISHER SCIENTIFIC INTERNATIONAL INC.

                    6 3/4% SENIOR SUBORDINATED NOTES DUE 2014

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                          FIRST SUPPLEMENTAL INDENTURE
                         DATED AS OF SEPTEMBER 20, 2006

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                    THE BANK OF NEW YORK TRUST COMPANY, N.A.,
                                   AS TRUSTEE

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      FIRST SUPPLEMENTAL INDENTURE, dated as of September 20, 2006, between
Fisher Scientific International Inc., a Delaware corporation (the "Company"), and The Bank of New York Trust Company, N.A. (the "Trustee").

      WHEREAS, the Company and the Trustee are parties to an Indenture, dated as of August 3, 2004 (the "Indenture"), pursuant to which the Company issued its 6 3/4% Senior Subordinated Notes Due 2014 (the "Notes");

      WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company to authorize and approve amendments (the "Proposed Amendments") to the Indenture;

      WHEREAS, Section 9.2 of the Indenture provides that the Company and the Trustee may amend the Indenture and the Notes with the written consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding;

      WHEREAS, the Company has distributed a Consent Solicitation Statement, dated September 6, 2006 (the "Solicitation Statement"), and accompanying Consent Form to the Holders of the Notes in connection with the Proposed Amendments as described in the Solicitation Statement;

      WHEREAS, the Holders of not less than a majority in aggregate principal amount of the Notes outstanding have approved the Proposed Amendments to the provisions of the Indenture; and

      WHEREAS, the execution and delivery of this instrument have been duly authorized and all conditions and requirements necessary to make this instrument a valid and binding agreement have been duly performed and complied with;

      NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed, for the equal proportionate benefit of all Holders of the Notes, as follows:

ARTICLE 1. AMENDMENT OF SECTION 4.18 AND SECTION 4.20

      Section 1.01. The first paragraph of Section 4.18 of the Indenture is hereby amended by inserting the following clause at the end of the second to last sentence:

          "; provided however, that the filing of the reports specified in Sections 13 and 15(d) of the Exchange Act by an entity that is the direct or indirect parent of the Company will satisfy the requirements of this Section 4.18 so long as such entity is an obligor or guarantor on the indenture securities; and provided further that the reports of such entity will not be required to include condensed consolidating financial information for the Company in a footnote to the financial statements of such entity."

      Section 1.02. Section 4.20 of the Indenture is hereby amended to read in its entirety as follows:

          "EFFECT OF CREDIT RATING ON CERTAIN COVENANTS. The Company's obligation to comply with the covenants set forth in Sections 4.3, 4.4, 4.5, 4.6, 4.7, 4.9, 4.10, 4.11, 4.12 and Section 5.1(a)(ii)
          hereof shall be suspended (and the failure of the Company to comply with such covenants shall not constitute an Event of Default pursuant to Section 6.1 hereof) at any time when, but only for so long as, the Notes have a Minimum Rating from either S&P or Moody's. Notwithstanding the foregoing, in the event that the suspended covenants have not been terminated and the credit rating of the Notes has been downgraded from a Minimum Rating, the suspended covenants shall be reinstated in full force and effect. On the first date on which the Notes have a Minimum Rating from both S&P and Moody's, the covenants of the Company set forth in Sections 4.3, 4.4, 4.5, 4.6, 4.7, 4.9, 4.10, 4.11, 4.12 and Section 5.1(a)(ii) hereof shall cease to apply to the Company as of and at all times after such date, regardless of whether the Notes fails to maintain a Minimum Rating from either S&P or Moody's thereafter."

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ARTICLE 2. MISCELLANEOUS

      Section 2.01. It shall be a condition precedent to the Company's ability to take the actions contemplated by this Supplemental Indenture that the merger of a wholly owned subsidiary of Thermo Electron Corporation with and into the Company, with the Company surviving as a wholly owned subsidiary of Thermo Electron Corporation shall have been consummated.

      Section 2.02. On the date hereof, the Indenture shall be supplemented and amended in accordance herewith, and this First Supplemental Indenture shall form a part of the Indenture for all purposes, and the Holder of every Security heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby. The Trustee accepts the trusts created by the Indenture, as amended and supplemented by this First Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Indenture, as amended and supplemented by this First Supplemental Indenture.

      Section 2.03. All capitalized terms used and not defined herein shall have the respective meanings assigned to them in the Indenture.

      Section 2.04. This First Supplemental Indenture shall become effective as of the date hereof at such time as executed counterparts of this First Supplemental Indenture have been delivered by each party hereto to the other party hereto.

      Section 2.05. Each of the Company and the Trustee hereby confirms and reaffirms the Indenture in every particular except as amended and supplemented by this First Supplemental Indenture. Except as supplemented and amended hereby, all provisions in the Indenture and the First Supplemental Indenture shall remain in full force and effect.

      Section 2.06. All covenants and agreements in this First Supplemental Indenture by the Company or the Trustee shall bind their respective successors and assigns, whether so expressed or not.

      Section 2.07. In case any provisions in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      Section 2.08. Nothing in this First Supplemental Indenture express or implied, shall give to any Person, other than the parties hereto and their successors under the Indenture and the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under the Indenture.

      Section 2.09. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this First Supplemental Indenture.

      Section 2.10. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company.

      Section 2.11. In entering into this First Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Original Indenture and the Notes relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided.

      Section 2.12. All provisions of this First Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture; and the Indenture, as amended and supplemented by this First Supplemental Indenture, shall be read, taken and construed as one and the same instrument and all provisions in the Indenture and the Notes shall remain in full force and effect.

      Section 2.13. All covenants and agreements in this First Supplemental Indenture by the Company shall be

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binding upon and accrue to the benefit of their respective successors. All covenants and agreements in this First Supplemental Indenture by the Trustee shall be binding upon and accrue to the benefit of its successors.

      Section 2.14. This First Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

      IN WITNESS WHEREOF, the parties have caused this First Supplemental Indenture to be duly executed as of the date first written above.

                             FISHER SCIENTIFIC INTERNATIONAL INC.

                             By: /s/ Kevin Clark
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                                 Name: Kevin Clark
                                 Title: Vice President & Chief Financial Officer

                             THE BANK OF NEW YORK TRUST COMPANY, N.A.

                             By: /s/ Peter  M. Murphy
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                                 Name: Peter  M. Murphy
                                 Title: Vice President